Exhibit (h5)

                      AMENDMENT TO ADMINISTRATION AGREEMENT

         AMENDMENT TO ADMINISTRATION AGREEMENT, effective as of July 24, 2006, by and between JULIUS BAER INVESTMENT FUNDS, a business trust established under the laws of the Commonwealth of Massachusetts (the "Fund"), and INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company (the "Bank").

         WHEREAS, the Fund and Bank entered into an Administration Agreement dated December 28, 1999, as amended from time to time (the "Administration Agreement"); and

         WHEREAS, the Fund and Bank desire to amend the Administration Agreement to include Julius Baer U.S. Microcap Fund, the Julius Baer U.S. Smallcap Fund, the Julius Baer U.S. Midcap Fund and the Julius Baer U.S. Multicap Fund on Appendix A;

         NOW, THEREFORE, in consideration of the premises set forth herein, the parties agree as follows:

         1. Amendments. Appendix A to the Administration Agreement is hereby amended, as attached hereto, to add the Julius Baer U.S. Microcap Fund, the Julius Baer U.S. Smallcap Fund, the Julius Baer U.S. Midcap Fund and the Julius Baer U.S. Multicap Fund.

         2. Miscellaneous. Except as amended hereby, the Administration Agreement shall remain in full force and effect. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized officers as of the day and year first written above.

JULIUS BAER INVESTMENT FUNDS               INVESTORS BANK & TRUST COMPANY

By: /s/ Craig M. Giunta / John Whilesmith  By: /s/ John Spinney
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Name:   Craig M. Giunta / John Whilesmith  Name: John Spinney
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Title: CFO   /   Secretary                 Title: Senior Vice President  and CFO
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                                   APPENDIX A

                                   PORTFOLIOS

                      Julius Baer International Equity Fund
                       Julius Baer Total Return Bond Fund
                     Julius Baer Global High Yield Bond Fund
                    Julius Baer International Equity Fund II
                         Julius Baer U.S. Microcap Fund
                         Julius Baer U.S. Smallcap Fund
                          Julius Baer U.S. Midcap Fund
                         Julius Baer U.S. Multicap Fund